    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1999

                                                     REGISTRATION NO. 333-______

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          LIONBRIDGE TECHNOLOGIES, INC.
             (Exact Name of Registrant as specified in its charter)


              DELAWARE                                04-3398462
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)



                                950 WINTER STREET
                                WALTHAM, MA 02451
               (Address of Principal Executive Offices) (Zip Code)

                               ------------------

                                 1998 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                               ------------------

                                  RORY J. COWAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          LIONBRIDGE TECHNOLOGIES, INC.
                                950 WINTER STREET
                                WALTHAM, MA 02451
               (Name and Address of Agent for Service of Process)

                                 (781) 434-6000
          (Telephone Number, Including Area Code, of Agent For Service)

                               ------------------

                                    Copy to:

                              GEORGE W. LLOYD, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000


================================================================================

================================================================================

                         CALCULATION OF REGISTRATION FEE

================================================================================




                                                             PROPOSED
                                                              MAXIMUM         PROPOSED
                                                             OFFERING         MAXIMUM
TITLE OF SECURITIES                          AMOUNT TO BE    PRICE PER        AGGREGATE            AMOUNT OF
 TO BE REGISTERED                             REGISTERED       SHARE       OFFERING PRICE      REGISTRATION FEE(3)
----------------                              ----------       -----      ----------------   ---------------------

1998 STOCK PLAN                                 662,431       $0.15(1)         $99,364.65            $27.62
Common Stock (par value $.01 per share)
                                                563,072       $0.17(1)         $95,722.24            $26.61

                                                177,671       $0.30(1)         $53,301.30            $14.82

                                                  7,512       $0.45(1)          $3,380.40             $0.94

                                                 49,116       $0.90(1)         $44,204.40            $12.29

                                                423,274       $1.50(1)        $634,911.00           $176.51

                                                 66,667       $1.65(1)        $110,000.55            $30.58

                                                 14,001       $1.80(1)         $25,201.80             $7.01

                                                 36,667       $6.00(1)        $220,002.00            $61.16

                                                296,373       $9.75(1)      $2,889,636.75           $803.32

                                                 84,200      $18.00(1)      $1,515,600.00           $421.34

                                              1,840,290     $18.125(2)     $33,355,256.25         $9,272.76

1999 EMPLOYEE STOCK PURCHASE PLAN             1,000,000     $18.125(2)     $18,125,000.00         $5,038.75
                                              ---------                                           ---------
Common Stock (par value $.01 per share)

TOTALS:                                       5,221,274                                          $15,893.71
                                              =========                                          ==========


--------------------------------------------------------------------------------

(1) Based on options to purchase 2,380,984 shares of common stock of the Registrant outstanding as of November 12, 1999 under the Registrant's 1998 Stock Plan. Such shares are issuable upon exercise of outstanding options to purchase the number of shares at the exercise prices set forth above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(2) The price of $18.125 per share, which is the average of the high and low prices reported on the Nasdaq National Market on November 12, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise or purchase price.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) Registrant's Prospectus dated August 20, 1999, as contained in the Registrant's Registration Statement on Form S-1 (File No. 333-81233) filed with the Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended (the "Securities Act of 1933"), on August 20, 1999;

(b) Registrant's Quarterly Report on Form 10-Q, for the quarter ended September 30, 1999, filed with the Commission on November 12, 1999.

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed on August 4, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1 (File No. 333-81233).

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interest of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Registrant's Second Amended and Restated Certificate of Incorporation provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's Second Amended and Restated Certificate of Incorporation filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233).

         The underwriting agreement, dated August 20, 1999, by and between the Registrant and the underwriters listed therein provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233).

         The Registrant has in effect a directors' and officers' liability insurance policy.


Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

       Exhibit No.  Description of Exhibit
       -----------  ----------------------

          4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.2 Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.3       Amended and Restated By-laws of the Registrant (filed as
                    Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.4 1998 Stock Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.5 1999 Employee Stock Purchase Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

         23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

         23.2       Consent of PricewaterhouseCoopers LLP.

         23.3       Consent of PricewaterhouseCoopers LLP.

         24.1 Power of Attorney (included as part of the signature page of this Registration Statement).



Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)  to include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham in the Commonwealth of Massachusetts, on this 17th day of November, 1999.

                                     LIONBRIDGE TECHNOLOGIES, INC.

                                     By:    /s/ Rory J. Cowan
                                          ------------------------------------
                                          Rory J. Cowan
                                          President, Chief Executive Officer and
                                          Chairman of the Board (Principal
                                          Executive Officer)

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Lionbridge Technologies, Inc., hereby severally constitute and appoint Rory J. Cowan and Stephen J. Lifshatz, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Lionbridge Technologies, Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


          SIGNATURE                                    TITLE                                    DATE

/s/ Rory J. Cowan               President, Chief Executive Officer , Chairman            November 17, 1999
-------------------------------
Rory J. Cowan                   of the Board (Principal Executive Officer)

/s/ Stephen J. Lifshatz         Chief Financial Officer, Treasurer and                   November 17, 1999
-------------------------------
Stephen J. Lifshatz             Secretary (Principal Financial and Accounting
                                Officer)

/s/ Guy L. de Chazal            Director                                                 November 17, 1999
-------------------------------
Guy L. de Chazal

/s/ Marcia J. Hooper            Director                                                 November 17, 1999
-------------------------------
Marcia J. Hooper

/s/ Paul Kavanagh               Director                                                 November 17, 1999
-------------------------------
Paul Kavanagh

/s/ Claude P. Sheer             Director                                                 November 17, 1999
-------------------------------
Claude P. Sheer


                                INDEX TO EXHIBITS

   Exhibit No.      Description of Exhibit
   -----------      ----------------------

          4.1 Specimen Certificate for shares of the Registrant's Common Stock (filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.2 Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.3       Amended and Restated By-laws of the Registrant (filed as
                    Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.4 1998 Stock Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          4.5 1999 Employee Stock Purchase Plan (filed as Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

          5.1       Opinion of Testa, Hurwitz & Thibeault, LLP.

         23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5.1).

         23.2       Consent of PricewaterhouseCoopers LLP.

         23.3       Consent of PricewaterhouseCoopers LLP.

         24.1 Power of Attorney (included as part of the signature page of this Registration Statement).


                                      -8-